SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

               May 25, 2016

Date of Report (date of earliest event reported)

BIOMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8765	95-2645573
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

17571 Von Karman Ave.

Irvine, California 92614

(Address of Principal Executive Offices

Including Zip Code)

949-645-2111

(Registrant’s Telephone Number,

Including Area Code)

(Former Name or Former Address if Changed

Since Last Report)

Page 1 of 3 pages

Item 1.01. Entry into a Material Definitive Agreement

On May 25, 2016, Biomerica, Inc. ("Biomerica" or the "Company") entered into an Exclusive Marketing License Agreement with Celtis Pharm Co., Ltd., a medical company in the Republic of Korea (South Korea) (“Celtis”), that  grants to Celtis an exclusive license to market Biomerica’s new InFoods® IBS products (“IBS Products”). The IBS Products identify patient-specific trigger foods that exacerbate IBS (Irritable Bowel Disease) symtoms. The Exclusive Marketing License Agreement only allows for Biomerica’s IBS Products to be sold by Celtis in the Republic of Korea with a possibility of expansion of territory in the future upon mutually agreeable negotiations.  The term of the agreement is for a period of five years plus an additional two year term for Korean FDA clearance and begins after Biomerica first receives final clearance for sale of the IBS Products in the United States. The agreement may be cancelled if Biomerica has not obtained final approval or clearance for sale of the IBS Products in the United States from the United States FDA on or before December 31, 2017, or another date mutually agreed upon in writing.  Biomerica is also obligated to maintain a full quality assurance system for the IBS Products following the harmonized standards according to Annex IV of Directive 98/79/EC.

Celtis, at its sole cost and expense, must use its commercially reasonable good faith efforts to obtain Korea FDA approval or clearance of the IBS Products.

The terms of the Exclusive Marketing License Agreement provide up to $1.25 million in exclusivity fees based on certain milestones including Biomerica’s starting clinical trials in the United States, receipt of US FDA clearance and Celtis’ first sales of IBS Products in Korea.  Should Biomerica not receive US FDA clearance for the IBS Products, $250,000 of the up-front exclusivity fee shall convert into Biomerica common stock at the price of $3.00 per share for a total of 83,333 shares.

Additionally, the Agreement provides for  royalty fees paid to Biomerica that are based on a percentage  of net sales of the IBS Products in Korea. Minimum royalties in order to retain the exclusive South Korean license total $7.25 million starting at Korean FDA approval or clearance, which in no case will be later than May 31, 2019, or a date mutually agreed upon in writing, and continue for five years or longer if Korean FDA approval is obtained earlier than May 31, 2019.

Biomerica will sell the IBS Products to Celtis at a cost plus mark up basis.

As part of the Agreement, Celtis also agreed to purchase 333,334 shares of Biomerica common stock at a price of $3.00 per share.  See Item 3.02, below.

Item 3.02.  Unregistered Sales of Equity Securities.

On May 25, 2016, in connection with an Exclusive Marketing License Agreement, Biomerica, Inc. consummated a Stock Purchase Agreement with Celtis Pharm Co., Ltd. (“Celtis”) of South Korea in which Celtis agreed to  purchase 333,334 shares of the Biomerica’s common stock at the purchase price of $3.00 per share for an aggregate purchase price of $1,000,002 (the “Private Placement”).

The shares were offered and sold in the Private Placement to Celtis, an accredited investor, without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation S promulgated thereunder and in reliance on similar exemptions under applicable state laws.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2016	Biomerica, Inc.

	By:	/s/ Zackary S. Irani
Zackary S. Irani
Chief Executive Officer